Exhibit 10.12

                              CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of February 25, 2005, is entered into by and between The Children's Internet, Inc., a Nevada corporation (herein referred to as "Company") and Crosslink Financial Communications, Inc., a California corporation (herein referred to as "Consultant").

                                    RECITALS

WHEREAS, Company is a publicly-held corporation with its common stock traded on the OTC Bulletin Board; and

WHEREAS, Company desires to engage the services of Consultant to represent the company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing February 25, 2005 and ending twelve months thereafter.

2. Duties of Consultant. The Consultant agrees that it will generally provide the following specified consulting services:

                  (a) Consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

                  (b) Introduce the Company to the financial community;

                  (c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

                  (d) Assist and consult the Company with respect to its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;

                  (e) Perform the functions  generally  assigned to  stockholder
       relations  and  public  relations   departments  in  major  corporations,
       including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); preparing press releases for the Company with the Company's involvement and approval of press releases, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company's request and subject to the Company's securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;


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           (f)  Upon  the  Company's   direction   and   approval,   disseminate
       information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

           (g) Upon the Company's approval, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

           (h) At the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and,

           (i)  Otherwise  perform  as  the  Company's   Consultant  for  public
       relations and relations with financial professionals.

3. Allocation of Time and Energies. The Consultant hereby promises to perform the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. It is explicitly understood that Consultant's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock.

4. Remuneration. As full and complete compensation for services described in this Agreement, the Company shall compensate Consultant as follows:

      4.1 For undertaking this engagement and for other good and valuable consideration, the Company agrees to issue and deliver to the Consultant a "Commencement Bonus" payable in the form of 200,000 shares (collectively, the "Shares") of the Company's Common Stock ("Common Stock"). This Commencement Bonus shall be issued to the Consultant immediately following execution of this Agreement and shall, when issued and delivered to Consultant, be fully paid and non-assessable. The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. The 200,000 Shares of Common Stock issued as a Commencement Bonus, therefore, constitute payment for Consultant's agreement to consult to the Company and are a nonrefundable, non-apportionable, and non-ratable retainer; such Shares of common stock are not a prepayment for future services. If the Company decides to terminate this Agreement prior to February 25, 2006, for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the Shares of Common Stock paid to it as Commencement Bonus hereunder. Further, if and in the event the Company is acquired in whole or in part, during the term of this agreement, it is agreed and understood Consultant will not be requested or demanded by the Company to return any of the 200,000 Shares of Common stock paid to it hereunder. It is further agreed that if at any time during the term of this agreement, the Company or substantially all of the Company's assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the Company, the Consultant shall retain and will not be requested by the Company to return any of the 200,000 Shares.


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            4.2  Monthly  Stock  Compensation  The  Company  agrees to issue and deliver, every month on the contract anniversary of this Agreement, an additional 8,000 Shares of Common Stock.

            4.3 With each transfer of Shares of Common Stock to be issued pursuant to this Agreement, Company shall cause to be issued a certificate representing the Common Stock and a written opinion of counsel for the Company stating that said Shares are validly issued, fully paid and non-assessable and that the issuance and eventual transfer of them to Consultant has been duly authorized by the Company. Company warrants that all Shares issued to Consultant pursuant to this Agreement shall have been validly issued, fully paid and non-assessable and that the issuance and any transfer of them to Consultant shall have been duly authorized by the Company's Board of Directors.

            The Company further agrees that all Shares issued to Consultant hereunder shall carry "piggyback registration rights" whereby such Shares will be included in the next registration statement filed by the company. The Company further agrees that it will file a registration statement in which the Consultant is permitted to participate no later than February 25, 2006. Consultant agrees that it will not sell or transfer, during the terms of this Agreement, any of the Shares of Company stock issued to Consultant.

            4.4 Consultant acknowledges that the Shares of Common Stock to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, and accordingly are "restricted securities" within the meaning of Rule 144 of the Act. As such, the Shares may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Act.

5. Monthly Cash Compensation. The Company agrees to pay Consultant a cash fee of $5,000 per month for the term of the Agreement. The first payment is due on the date the assignment is actually initiated), and subsequent payments are due on the same day of each calendar month for the subsequent eleven months, and any extensions thereafter. Out of this fee, Consultant will pay for complementary services (e.g., other mailing services, email services, data base extensions) up to an average of $2,500 per month, never less than $1,500 per month. Invoices and documents indicating the payment for those services will be supplied to Company.

6. Financing "Finder's Fee". It is understood that in the event Consultant introduces Company, or its nominees, to a lender or equity purchaser, not already having a preexisting relationship with the Company, with whom Company, or its nominees, ultimately finances or causes the completion of such financing, Company agrees to compensate Consultant for such services with a "finder's fee" in the amount of 4.0% of total gross funding provided by such lender or equity purchaser, such fee to be payable in cash. This 4.0% will be in addition to any fees payable by Company to any other intermediary, if any, which shall be the subject of separate agreements, negotiated between Company and such other intermediary. It is also understood that in the event Consultant introduces Company, or its nominees, to an acquisition candidate, either directly or indirectly through another intermediary, not already having a preexisting relationship with the Company, which Company, or its nominees, ultimately


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acquires  or  causes  the  completion  of such  acquisition,  Company  agrees to compensate Consultant for such services with a "finder's fee" in the amount of 4% of total gross consideration provided by such acquisition, such fee to be payable in cash. This 4% will be in addition to any fees payable by Company to any other intermediary. It is specifically understood that Consultant is not and does not hold itself out be a Broker/Dealer, but is rather merely a "Finder" in reference to the Company procuring financing sources and acquisition candidates. Any obligation to pay a "Finder's Fee" hereunder shall survive the merging, acquisition, or other change in the form of entity of the Company and to the extent it remains unfulfilled shall be assigned and transferred to any successor to the Company.

Company agrees that said compensation to Consultant shall be paid in full at the time said financing or acquisition is closed, such compensation to be transferred by Company to Consultant within seven (7) business days of the execution of the financing of acquisition closing document. Payment of said compensation shall be a condition precedent to the closing of such financing or acquisition, and Company shall execute any and all documents necessary to effect said compensation. As further consideration to Consultant, Company, or its nominees, agrees to pay with respect to any financing or acquisition candidate provided directly or indirectly to the Company by any lender or equity purchaser covered by this Section 5 during the period of one year from the close of the term of this Agreement, a fee to Consultant equal to that outlined in Section 5 herein.

Consultant will notify Company of introductions it makes for potential sources of financing or acquisitions in a timely manner (within approximately 3 days of introduction) via facsimile memo. If Company has a preexisting relationship with such nominee and believes such party should be excluded from this Agreement, then Company will notify Consultant immediately within twenty-four (24) hours of Consultant's facsimile to Company of such circumstance via facsimile memo.

7. Non-Assignability of Services. Consultant's services under this contract are offered to Company only and may not be assigned by Company to an entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assignability of Consultant's services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by the Company herein, and to Shareholders.

8. Expenses. Consultant agrees to pay for all its ordinary expenses (phone, faxing, labor, etc.). Out of pocket expenses for extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) shall be paid by the Company within ten business days of receipt of invoice.

9. Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the


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accuracy thereof without  independent  investigation.  The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company.

10. Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

11. Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

12. Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

13. Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

14. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

15. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties agree that San Francisco County, CA. will be the venue of any dispute and will have jurisdiction over all parties.


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16.  Arbitration.  Any  controversy  or claim arising out of or relating to this
Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in California, in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction as provided by Paragraph 14 herein. The provisions of Title 9 of Part 3 of the California Code of Civil Procedure, including section 1283.05, and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph.

17. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

AGREED TO:

"Company"                           The Children's Internet, Inc.

Date: February 25, 2005             By:  /s/ Sholeh Hamedani
                                    ------------------------
                                    Sholeh Hamedani, Chief Executive Officer

"Consultant"                        CROSSLINK FINANCIAL COMMUNICATIONS, INC.

Date: February 25, 2005             By:  /s/ William L. Arnold
                                    --------------------------
                                    William L. Arnold, President


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